EXHIBIT  23.1

    CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


SGC Holdings, Inc.
15911 East Sunburst Drive
Fountain Hills, AZ 85268

Gentlemen:

We  have issued our report dated March 4, 2004 accompanying
the   financial  statements  of  SGC  Holdings,  Inc.   and
Subsidiary  contained in the Form 10-K under the Securities
Exchange Act of 1934. We consent to the use of the aforementioned report in the Form 10-K under the Securities
Exchange Act of 1934.


                              /S/   BECKSTEAD AND WATTS, LLP
                              ------------------------------
                              Beckstead and Watts, LLP

Las Vegas, Nevada
March 4, 2004